This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

WESTERN REFINING, INC. EQUITY INCENTIVE PLAN
RESTRICTED SHARE UNIT AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS

Western Refining, Inc., a Delaware corporation (the “Company”), hereby grants to [___________________] (the “Participant”) this Award of Restricted Share Units (“RSUs”) pursuant to the 2010 Incentive Plan of Western Refining, Inc. (the “Plan”) upon the following terms and conditions:

Name of Participant:

Grant Date:

Number of RSUs:

1.This Award is subject to all terms and conditions of this Award Agreement and the Plan. The terms of the Plan are hereby incorporated by reference. Capitalized terms not otherwise defined herein shall have the meaning assigned to such term in the Plan.
2.    Each RSU represents a right to a future payment equal to the Fair Market Value of one Share at the time of such payment. Such payment may, at the Committee’s election, be in cash or Shares or a combination thereof.
3.    To the extent dividends are paid on Shares after RSUs become nonforfeitable and following the credit of such nonforfeitable RSUs under the Western Refining, Inc. Non-Employee Director Deferred Compensation Plan (the “Deferred Compensation Plan”), the Company will credit the amount of such dividend, as of the payment date therefor, to the Participant’s account under the Deferred Compensation Plan.
Subject to the terms and conditions of the Plan and this Award Agreement, and subject to the Participant’s continued service as a director of the Company as of the relevant Vesting Date, as hereinafter defined, the Participant shall be entitled to receive (and the Company shall deliver to the Participant) the number of Shares underlying the RSUs (or a cash payment therefor) on the Vesting Date. For purposes of this Award Agreement, “Vesting Date” shall mean [___________________] and any other date on which the RSU becomes nonforfeitable in accordance with Section 4. The RSU shall be settled by the delivery of Shares or the value thereof, on or promptly following the Vesting Date, but not later than December 31 of the year in which such Vesting Date occurs; provided, however, that if the Participant has made a valid election to defer receipt of the Shares in accordance with procedures established by the Committee, the Participant will be entitled to receive, in lieu of such Shares, a credit to the Participant’s account under the Deferred Compensation Plan, and the Vesting Date will be considered the date on which the deferred compensation represented by the RSUs “would otherwise have been payable to the Participant” for purposes of Section 6.2 of the Deferred Compensation Plan.

Restricted Share Unit Award

4.    (A) If the Participant terminates service on the Board for any reason other than the Participant’s Disability or death, prior to the vesting of any RSUs in accordance with Section 3 hereof, any unvested RSUs hereunder as of the date of such termination shall automatically be forfeited and cancelled by the Company. All Restricted Shares not then vested shall immediately become nonforfeitable if Participant ceases service as a director of the Company due to Participant’s Disability or death.
(b)    In the event of a Change in Control, as hereinafter defined, any RSUs which have not yet become nonforfeitable shall accelerate and become nonforfeitable immediately upon the Change in Control.
(c)    For purposes of this Award, a “Change in Control” shall occur on
(i)    the date that any one person, or more than one person acting as a group (as defined for purposes of Section 409A), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company,
(ii)    the date a majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election,
(iii)    the date that any one person, or more than one person acting as a group (as defined for purposes of Section 409A), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
(iv)    The events specified in this Section 4(c) are intended to be events that in each case would be treated as a change in ownership or control of the Company or of a substantial portion of its assets, for purposes of Section 409A, and shall be interpreted accordingly.
5.    For purposes of this Award Agreement, any question as to whether and when there has been a termination of service as a director, and the cause of such termination, shall be determined by the Committee in its sole discretion, and its determination shall be final.
6.    In the event that the RSUs are credited to the Participant’s account in the Deferred Compensation Plan in accordance with Section 3, the terms of the Deferred

Restricted Share Unit Award

Compensation Plan shall thereafter govern all aspects of this Award, including without limitation, the timing of payment thereof, and any provision of this Award Agreement which conflicts with the Deferred Compensation Plan shall be superseded. For the avoidance of doubt, however, Section 3 hereof shall remain in effect.
7.    The Company shall have the right to take any action as may be necessary or appropriate to satisfy any federal, state or local tax withholding obligations, including, but not limited to, the right to withhold cash or shares sufficient to pay any amount required to be withheld and to cause such shares to be sold and the proceeds remitted to the Company. In the event that the proceeds of such sale are less than the legally required withholding amount, the Company may withhold the difference from any cash or shares then or thereafter payable to Participant. The Company makes no commitment or guarantee to Participant that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Award Agreement.
8.    An RSU does not represent an equity interest in the Company, and carries no voting rights. The Participant will not have any rights of a shareholder with respect to the RSUs until the Shares have been delivered to him.
9.    Notices hereunder and under the Plan, if to the Company, shall be delivered to the Plan Administrator (as so designated by the Company) or mailed to the Company’s principal office, Western Refining, Inc., 123 West Mills Avenue, Suite 200, El Paso, Texas 79901, attention of the Plan Administrator, or, if to the Participant, shall be delivered or mailed to the Participant’s address as the same appears on the records of the Company.
10.    All decisions and interpretations made by the Board or the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive on all persons. In the event of any inconsistency between the terms hereof and the provisions of this Award Agreement and the Plan, this Award Agreement shall govern.
11.    By accepting this Award, the Participant acknowledges receipt of a copy of the Plan, agrees to be bound by the terms and conditions set forth in this Award Agreement and the Plan, as in effect from time to time, and agrees to enter into any such written representations, warranties and agreements and execute any such documents as the Company may reasonably request in order to comply with the terms of this Award Agreement, the Plan, any securities laws or any other applicable laws, rules or regulations.
12.    This Award Agreement shall be governed by the laws of the state of Texas without giving effect to its choice of law provisions. The state or federal courts sitting in Dallas County, Texas shall be the exclusive venue for any dispute regarding the Plan or this Award Agreement.
13.    In the event that any provision of this Award Agreement shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable and shall not affect the remaining provisions of this Award Agreement, and this Award Agreement

Restricted Share Unit Award

shall be construed and enforced as if the illegal, invalid or unenforceable provision had never been included herein.

WESTERN REFINING, INC.
By:
Name:
Title:

Acknowledged and Agreed

Name:
Date:

Restricted Share Unit Award